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                                                                   EXHIBIT 10.40


                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT dated as of February 14, 2001 (this "Agreement"), among PEDIATRIX MEDICAL GROUP, INC., a Florida corporation ("Parent"), INFANT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), JOHN K. CARLYLE, an individual ("Carlyle"), CORDILLERA INTEREST, LTD., a corporation ("CIL"), STEVEN K. BOYD, an individual ("Boyd"), IAN M. RATNER, M.D., an individual ("Ratner"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS"), WCAS HEALTHCARE PARTNERS, L.P., a Delaware limited partnership("WHP"), the persons listed on SCHEDULE A hereto (such persons, together with WCAS and WHP, being hereinafter referred to collectively as the "WCAS Parties"; and together with Carlyle, CIL, Boyd, Ratner and WCAS, collectively, the "Management Stockholders" and, individually, a "Management Stockholder"), LEONARD HILLIARD, M.D., an individual, THE HILLIARD FAMILY PARTNERSHIP, LTD., a corporation ("HFP"), and GREGG C. LUND, D.O., an individual. The Management Stockholders, HFP and Messrs. Hilliard and Lund collectively are referred to herein as the "Stockholders" and each individually is referred to herein as a "Stockholder"),

         WHEREAS the respective Boards of Directors of Parent, Sub and the Company have each unanimously approved the merger (the "Merger") of Sub with and into Magella Healthcare Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of date hereof (as the same may be amended or supplemented, the "Merger Agreement"), among Parent, Sub and the Company, whereby each issued and outstanding share of (i) Series A Convertible Preferred Stock, $.01 par value per share, of the Company ("Company Series A Stock"), (ii) Series B Convertible Preferred Stock, $.01 par value per share, of the Company ("Company Series B Stock"), (iii) Common Stock, $.01 par value per Share, of the Company ("Company Common Stock"), and (iv) Convertible Non-Voting Common Stock, $.01 par value per share, of the Company ("Company Non-Voting Common Stock"; together with Company Series A Stock, Company Series B Stock and Company Common Stock, "Company Capital Stock"), not owned by Parent, the Company or their respective wholly owned subsidiaries (other than shares of Company Capital Stock held by persons who object to the Merger and comply with all the provisions of the Delaware General Corporation Law (the "DGCL") concerning the right of holders of Company Capital Stock to dissent from the Merger and require appraisal of their shares of Company Capital Stock), will be converted into shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock");

         WHEREAS no shares of Company Series B Stock and Company Non-Voting Common Stock are issued and outstanding as of the date of this Agreement;

         WHEREAS the Stockholders are the holders, in the aggregate, of at least
(i) 92.0% of the outstanding shares of Company Series A Stock and (ii) 12.1% of the outstanding shares of Company Common Stock, in each case on the date of this Agreement, representing in the aggregate at least 51.1% of the total number of votes entitled to be cast by holders of Company Common Stock and Company Series A Stock, voting as a class, at any duly held


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meeting of the Company's stockholders with respect to the approval of the
Merger, if all outstanding shares of the Company Capital Stock were duly represented at such meeting;

         WHEREAS certain of the Stockholders own beneficially and of record warrants, dated on or about February 2, 1998, to purchase an aggregate of 5,400,312 shares of Company Non-Voting Common Stock (the "Warrants"), representing approximately 98% the outstanding securities of the Company convertible into or exchangeable for Company Non-Voting Common Stock;

         WHEREAS the Board of Directors of the Company has unanimously approved the Merger Agreement and this Agreement; and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholders enter into this Agreement.

         NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

         1. Representations and Warranties of the Stockholders. Each Stockholder, severally but not jointly, hereby represents and warrants to Parent and Sub with respect to such Stockholder as follows:

         (a) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby and compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of (i) any charter or bylaw, loan or credit agreement, note, bond, mortgage, indenture, instrument, permit, deed of trust, license, lease, contract, commitment, or other agreement (collectively, "Contracts"), or (ii) any judgment, order (whether temporary, preliminary or permanent), notice, decree, statute, law, ordinance, rule or regulation (collectively, "Laws"), in each case applicable to such Stockholder or to any of the property or assets of such Stockholder. Except for consents, approvals, authorizations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any domestic (federal or state), foreign or supranational court, administrative agency or commission, or other governmental or regulatory body, agency, authority or tribunal (a "Governmental Entity"), is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.


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         (b)      Owned Securities. Such Stockholder is the beneficial and
record owner of, and has good and valid title to, the Company Capital Stock and Warrants set forth opposite such Stockholder's name on Schedule B hereto (the "Owned Securities"), in each case free and clear of any claims, liens, charges, encumbrances, pledges and security interests whatsoever. Such Stockholder owns no securities issued by the Company or any of its Subsidiaries, other than the Owned Securities. Such Stockholder owns no shares of Parent Common Stock. Except for this Agreement, no proxies or powers of attorney have been granted by such Stockholder with respect to the Owned Securities of such Stockholder that will remain in effect after the execution of this Agreement. Except for this Agreement, no voting arrangement (including voting agreement or voting trust) affecting the Owned Securities of such Stockholder shall remain in effect after the execution of this Agreement.

         2. Representations and Warranties of Parent and Sub. Parent and Sub. jointly and severally, hereby represent and warrant to the Stockholders as follows:

         (a) Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by each of the Stockholders, constitutes a valid and binding obligation of Parent and Sub enforceable against them in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of (i) any Contract or (ii) any Law, in each case applicable to any of Parent or Sub or to any of the property or assets of any of Parent or Sub. Except for consents, approvals, authorizations and filings as may be required under the HSR Act, the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by either Parent or Sub of the transactions contemplated hereby.

         3. Covenants of the Stockholders; Irrevocable Proxy. Until the earlier of (i) the Effective Time (as defined in Section 1.2 of the Merger Agreement) or (ii) the valid termination of this Agreement pursuant to Section 7, each Stockholder agrees as follows:

         (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (including, without limitation, as contemplated by Section 5.1(b) of the Merger Agreement), such Stockholder shall vote (or cause to be voted) or, as promptly as practicable after the date such Stockholder is requested by the Company to do so, execute a written consent in lieu of a meeting in respect of all shares of Company Capital Stock that such Stockholder owns or has voting control over in favor of the Merger, the approval of the Merger


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Agreement and the approval of the terms thereof, and each of the other transactions contemplated by the Merger Agreement.

         (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) or, on the date such Stockholder is requested by the Company to do so, execute a written consent in lieu of a meeting in respect of all shares of Company Capital Stock that such Stockholder owns or has voting control over against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other takeover proposal (for purposes of this Section 3(b) and for all purposes of this Agreement, "takeover proposal" shall have the meaning set forth in Section 4.4 of the Merger Agreement) (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, or (iii) any action or agreement which could reasonably be expected to result in a breach of any representation, warranty or covenant of the Company set forth in the Merger Agreement.

         (c) Such Stockholder shall not (i) Transfer or Otherwise Dispose (as hereinafter defined) of such Stockholder's Owned Securities to, or enter into any agreement or arrangement with respect thereto with, any person other than Sub or Sub's designee or (ii) except for this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise in respect of such Stockholder's Owned Securities. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to restrict or prohibit the ability of such Stockholder (other than the WCAS Parties) to transfer his or her shares to members of his or her immediate family or trusts or other entities in connection with estate planning objectives or upon the death of such Stockholder in accordance with the laws of descent and distribution; provided, that any such transferee thereof agrees in writing to be bound by the terms of this Agreement as though such transferee were a Stockholder, and that notice and a copy of such agreement are provided to Parent at least five days prior to such transfer. For purposes of this Agreement, "Transfer or Otherwise Dispose" means any sale, exchange, redemption, assignment, gift, grant of a security interest, pledge or other encumbrance, or the establishment of any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in Owned Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever (including involuntary sales, exchanges, transfers or other dispositions as a result of any takeover proposal or otherwise, and whether or not for cash or other consideration) affecting the right, title, interest or possession in, to or of Owned Securities.

         (d) Such Stockholder shall not, nor shall he or it authorize or permit any financial advisor, attorney or other adviser, representative or agent of such Stockholder to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to or approve or recommend any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect


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to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.

         (e) Such Stockholder promptly (but in no event later than 24 hours) shall advise Parent orally and in writing of (i) any takeover proposal or any inquiry or any communication with respect to or which could lead to any takeover proposal which such Stockholder shall have been approached or solicited by any person with respect to, (ii) the material terms of such takeover proposal (including a copy of any written proposal) and (iii) the identity of the person or persons making any such takeover proposal, inquiry or communication.

         (f) Such Stockholder shall execute and deliver to Parent at the Closing (as defined in Section 1.16 of the Merger Agreement) (i) if such Stockholder is a Management Stockholder, the Standstill and Registration Rights Agreement (as defined in the Section 2.3 of the Merger Agreement), (ii) an Affiliate's Agreement (as defined in Section 5.5 of the Merger Agreement), and
(iii) an agreement or other instrument, in form and substance satisfactory to Parent, terminating, effective as of immediately prior to the Effective Time, each of the following agreements (or portions thereof) to which it is a party:
(A) Section 1.05, Section 1.08 and Article VI of the Recapitalization Agreement dated February 2, 1998, as amended, among Newborn and Pediatric Healthcare Associates, P.A. and the several participants named in schedules I and II thereto; (B) the Registration Rights Agreement dated February 2, 1998, as amended, among the Company and the stockholders party thereto; and (C) the Stockholders Agreement dated February 2, 1998, as amended, among the Company and the stockholders party thereto.

         (g) Such Stockholder hereby irrevocably appoints Parent as the attorney and proxy of such Stockholder, with full power of substitution, to vote (or cause to be voted) at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or, on the date such Stockholder is requested by the Company to do so, execute a written consent in lieu of a meeting in respect of, all shares of Company Capital Stock that such Stockholder owns or has voting control over as provided in Sections 3(a) and 3(b); provided that Parent shall not have the right pursuant to this power of attorney and proxy (and this power of attorney and proxy shall not confer the right) to vote or execute any written consent causing the Company to modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company under the Merger Agreement or to reduce the obligations of Parent thereunder. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Stockholder hereby revokes, effective upon the execution and delivery of this Agreement, all other proxies and powers of attorney with respect to any shares of Company Capital Stock that such Stockholder owns or has voting control over that such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except consistent with and in furtherance of such Stockholder's obligations under Sections 3(a) and 3(b)) shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto so long as this Agreement remains in effect. Such Stockholder shall forward to the Parent and Sub any proxy cards or consent solicitation materials that such Stockholder receives with respect to the Merger or any other takeover proposal. This proxy and power of attorney shall terminate upon the valid termination of this Agreement pursuant to Section 7.


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         4.       Cashless Exercise of Warrants. Each Stockholder hereby agrees to exercise, on a cashless basis immediately prior to the Effective Time, all the Warrants held by such Stockholder for that number of shares of Company Non-Voting Common Stock equal to the difference between (i) the aggregate number of shares of Non-Voting Common Stock into which the Warrants exercised by such Stockholder would have been exercisable by their terms upon payment in cash of the aggregate exercise price of such Warrants and (ii) the product of (x) the aggregate cash exercise price of such Warrants divided by the average of the daily closing prices of a share of Parent Common Stock as reported on the NYSE Composite Transactions Reporting System and published in The Wall Street Journal for the five consecutive trading days immediately preceding the Effective Date and (y) thirteen.

         5. Further Assurances. Each Stockholder shall, from time to time, promptly execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and, in the case of any Stockholder that is an individual, the heirs, executors and administrators of such Stockholder.

         7. Termination. This Agreement shall terminate only upon a valid termination of the Merger Agreement pursuant to its terms.

         8. Stockholders' Capacity. The parties hereto agree and acknowledge that no Stockholder makes any agreement hereunder in his capacity as a director or officer of the Company. Each Stockholder has entered into this Agreement solely in his, her or its capacity as the beneficial owner and record holder of its Owned Securities, and nothing herein shall expand, limit or affect any actions taken by such Stockholder in his capacity as an officer or director of the Company.

         9. Confidential Information and Ownership of Property. Each Management Stockholder agrees that, during the period (the "Restricted Term" for such Management Stockholder) commencing on the date hereof and ending on the later of (x) the fifth anniversary of the Closing and (y) the second anniversary of the date (after the Closing Date, as defined in the Merger Agreement) on which such Management Stockholder (or its representative) resigns as or otherwise ceases to be a director or officer of Parent (the "Second Resignation Anniversary"), such Stockholder shall not use any confidential information and trade secrets of the Company or any of its subsidiaries, including personnel information, secret processes, know-how, formulas and other technical data (collectively, "Confidential Information"), other than in connection with the performance of services for or on behalf of the Company. Each Stockholder shall not, during the Restricted Term, in any manner, either directly or indirectly,
(i) disseminate, disclose, use or


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communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that (A) none of the provisions of this Section 9 shall apply to disclosures made for valid, authorized business purposes of the Company or as required by applicable law, and (B) no Stockholder shall be obligated to treat as confidential any Confidential Information that (x) was publicly known at the time of disclosure to such Stockholder or (y) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty known by such stockholder to be owed to the Company, Parent or any affiliate of the Company or Parent by any person or entity. Notwithstanding the foregoing, each Stockholder shall be permitted to disclose Confidential Information to the extent required to enforce such Stockholder's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that such Stockholder shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

         10. Covenant Not to Compete. Without the prior written consent of Parent, no Management Stockholder shall, and each Management Stockholder (other than the WCAS Parties) shall cause its affiliates not to, during the Restricted Term, directly or indirectly, for the benefit of such Management Stockholder or for any other person or entity, own or hold equity in, or engage or otherwise be employed (whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise) in developing, owning, operating, marketing or selling practice management services to or for, (i) Sheridan Healthcare Inc., Team Health Inc., Paidos Health Management Services Inc., or any of their respective affiliates, (ii) any person (as defined in Section 8.3 of the Merger Agreement) whose primary business is providing practice management services for neonatologists and/or perinatologists within the United States (a "Primary Competitor"), or (iii) any person not specified in preceding clause (i) or (ii) that, together with its affiliates, employees or otherwise has under contract 25 or more neonatologists or perinatologists within the United States (an "Indirect Competitor"). Notwithstanding the foregoing, (x) each Management Stockholder (individually or collectively with family members and affiliates) may own up to an aggregate of 5% of any class of securities of any publicly traded company that is a Primary Competitor or an Indirect Competitor (so long as such Management Stockholder does not otherwise participate in the activities of such company) and (y) the WCAS Parties or any of their affiliates may purchase or otherwise acquire any Indirect Competitor, a portion of whose business is (or if separately organized, would be) a Primary Competitor, if, within six months after such purchase or acquisition, such Primary Competitor is disposed of so as to bring such WCAS Party and such affiliate into compliance with the preceding sentence and, in connection with such disposition, such WCAS Party or such affiliate, grants to Parent a right of first refusal on customary terms with respect to such disposition and sells such Primary Competitor to Parent if Parent exercises such right. In light of the substantial consideration provided to each of the Management Stockholders in connection with the transactions contemplated by this Agreement and the Merger Agreement, each of the Management Stockholders hereby specifically acknowledges and agrees that the provisions of this Section 10 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 9 and 11, are reasonable and appropriate, and that no Management Stockholder will claim to the contrary in any action brought by Parent or the Company to enforce any of such provisions.


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         11.      Covenant Against Solicitation of Employees. Without the prior written consent of Parent, no Management Stockholder shall, and each Management Stockholder (other than the WCAS Parties) shall cause its affiliates not to, directly or indirectly, for the benefit of such Management Stockholder or for any other person or entity, employ, contract with, or solicit the employment of or contracting with, (i) during the Restricted Term for such Management Stockholder, associated or affiliated physicians or former associated or affiliated physicians of the Company or Parent (who have had such "former" status for less than one year), and (ii) during the period commencing on the date hereof and ending on the later of (x) the second anniversary of the Closing and (y) the Second Resignation Anniversary, employees or agents or former employees or agents of the Company, Parent or any affiliate of the Company or Parent (who have had such "former" status for less than one year).

         12.      General Provisions.

         (a) Survival of Representations. All representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the Closing and any termination of this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto.

         (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

         (c) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         (d) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (e) Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)      if to Parent or Sub, to:

                  Pediatrix Medical Group
                  1301 Concord Terrace
                  Sunrise, Florida 33323-2825
                  Attention: President
                  Facsimile: (954) 233-3203


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

               with a copy to:

               875 Third Avenue
               New York, New York 10022
               Attention: Scott M. Freeman
               Facsimile: (212) 906-2021

        (ii)   if to WCAS or WHP, to:

               Welsh, Carson, Anderson & Stowe
               320 Park Avenue, Suite 2500
               New York, New York 10022
               Attention: D. Scott Mackesy
               Facsimile: (212) 896-9561

               with a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, New York 10111
               Attention: Othon A. Prounis
               Facsimile: (212) 841-5725

        (iii)  if any other Stockholder, to:

               c/o Magella Healthcare Corporation
               2595 Dallas Parkway, Suite 400
               Frisco, Texas 75034
               Attention: John K. Carlyle
               Facsimile: (972) 731-1441

               with a copy to:

               Vinson & Elkins, L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201-2975
               Attention: Mark Early
               Facsimile: (214) 220-7716

         (f) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate" has meaning set forth in Rule 405 of the Securities Act of 1933, as amended.

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

         (g) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

         (h) Entire Agreement; No Third-Party Beneficiaries. This Agreement together with all other agreements executed by the parties hereto on the date hereof (including the documents and instruments referred to herein), (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person (other than the parties hereto and their successors and permitted assigns) any rights or remedies hereunder.

         (i) LEGAL PROCEEDINGS. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO. EACH STOCKHOLDER HEREBY (I) AGREES IRREVOCABLY TO DESIGNATE, APPOINT AND EMPOWER CARLYLE, WITH OFFICES ON THE DATE HEREOF AT MAGELLA HEALTHCARE CORPORATION, 2595 DALLAS PARKWAY, SUITE 400, FRISCO, TEXAS 75034, TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS (PROVIDED THAT WCAS AND WHP, ATTENTION D. SCOTT MACKESY, SHALL RECEIVE COPIES OF ALL NOTICES SENT TO CARLYLE PURSUANT HERETO) AND (II) AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

         (k) Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         (l) Certain Obligations of WCAS and WHP. Each of the WCAS Parties agrees that it will not cause or encourage any person (as defined in Section 8.3 of the Merger Agreement) to take any action or do anything that, if taken or done by a WCAS Party, would be a breach of Section 10 or 11 of this Agreement, or in any capacity consent to such person taking such action or doing such thing. In addition, each of the WCAS Parties agrees to use all reasonable efforts to cause each of its affiliated limited partnerships not to take any action or do anything that, if taken or done by a WCAS Party, would be a breach of Section 10 or 11 of this Agreement, including, without limitation, (i) using all reasonable efforts to cause each of its representatives and the representatives of such affiliated limited partnership that are members of the board of directors (or are serving in a similar capacity) of a person in which such WCAS Party or such affiliated limited partnership has an ownership interest to vote against the taking of such action or doing of such thing and (ii) causing all voting securities of such person beneficially owned by such WCAS Party or such affiliated limited partnership to be voted against the taking of such action or the doing of such thing.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            PEDIATRIX MEDICAL GROUP, INC.


                            By: /s/ Roger J. Medel, M.D.
                               -----------------------------------
                               ROGER J. MEDEL, M.D.
                               Chief Executive Officer



                            INFANT ACQUISITION CORP.


                            By: /s/ Kristen Bratberg
                               -----------------------------------
                               KRISTEN BRATBERG
                               President


                             /s/ John K. Carlyle
                            --------------------------------------
                            JOHN K. CARLYLE



                            CORDILLERA INTEREST, LTD.


                            By: /s/ John K. Carlyle
                               -----------------------------------
                               JOHN K. CARLYLE
                               President

                             /s/ Steven K. Boyd
                            --------------------------------------
                            STEVEN K. BOYD


                             /s/ Ian M. Ratner, M.D.
                            --------------------------------------
                            IAN M. RATNER, M.D.

                            WELSH, CARSON, ANDERSON
                                & STOWE VII, L.P.

                            By: WCAS VII Partners, L.P.
                            General Partner


                            By: /s/ Jonathan M. Rather
                               ------------------------------------
                               JONATHAN M. RATHER
                               General Partner


                            WCAS HEALTHCARE PARTNERS, L.P.

                            By: WCAS HC Partners
                            General Partner


                            By: /s/ Jonathan M. Rather
                               ------------------------------------
                               JONATHAN M. RATHER
                               Attorney-in-Fact



                            Patrick J. Welsh
                            Russell L. Carson
                            Bruce K. Anderson
                            Thomas E. McInerney
                            Robert A. Minicucci
                            Anthony J. deNicola
                            Paul B. Queally


                             /s/ Jonathan M. Rather
                            ---------------------------------------
                            JONATHAN M. RATHER
                            Attorney-in-Fact

                             /s/ J. Leonard Hilliard, M.D.
                            ---------------------------------------
                            LEONARD HILLIARD, M.D.




                            THE HILLIARD FAMILY PARTNERSHIP, LTD.


                            By: /s/ J. Leonard Hilliard, M.D.
                               ------------------------------------
                               LEONARD HILLIARD, M.D.
                               President


                             /s/ Gregg C. Lund, D.O.
                            ---------------------------------------
                            GREGG C. LUND, D.O.

                                   SCHEDULE A

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Thomas E. McInerney
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally